TEAM® Industrial Services

TEAM Industrial Services

Description of Quest Integrity Group Acquisition 1 November 2010 Exhibit 99.2

Recent Purchase of Quest Integrity  Group
Transaction Details
• Team purchased 95% of Quest Integrity Group (“Quest Integrity”) for
$42.6 million ($ 39.1 million – cash, $3.5 million in TISI restricted stock, approximately 186 thousand shares).
• Team expects to purchase the remaining 5% ownership of Quest (with TISI common shares)  in 2015  with value tied to business performance.
• Current management will continue to lead business which will operate as separate business group within TCM Division.
– Will seek joint business opportunities with Team’s inspection service and other service offerings
– Will continue to purse and develop independent business
opportunities
• Estimated CY2010 revenues and EBITDA are $22 million and $5 million respectively.
• Acquisition is expected to be earnings neutral in first year.

Strategic Goals for Quest Integrity Acquisition
•
Expand the revenues and margins of Team’s inspection services business
–
Enhance reputation to provide state-of-the-art, value-based solutions to customers
–
Create growth opportunities in several new market segments and possibly accelerate growth opportunities in existing market segments
–
Sustain strategic leadership in service segment via access to new and emerging technologies over time
• Capitalize on and accelerate, where appropriate, the future growth and performance of Quest Integrity Group
–
Collaborate on North American market opportunities and increase market access/penetration for Quest Integrity Group services
–
Provide appropriate corporate support and oversight for the high growth technology-enabled inspection services and capabilities

Quest Integrity’s Capabilities
Quantitative
Inspection
Services
Proprietary
technology-enabled
and specialized
inspection services
Engineering
Assessment
Specialized
knowledge and
operating experience
applied through
consultation services
Advanced NDT
& Software
Tools
Development
Proprietary data
collection, assessment
and  assistance tools
Asset Integrity and Reliability
Management Solutions

Engineering Assessment Expertise and Applications
Core Competencies
•
Fitness-for-Service (FFS)
Assessment
•
Fracture Mechanics
•
Finite Element Analysis
(FEA)
•
Computational Fluid
Dynamics (CFD)
•
Failure Analysis
•
Corrosion Engineering
•
Materials Performance -
Creep and High
Temperature
•
Risked-Based
Inspection/Assessment
•
Software Development
Key Industries Served
•
Process Plants
Refinery
Chemical &
petrochemical
Syngas, including
ammonia, methane,
and hydrogen plants
Pulp & paper
•
Pipeline
•
Electric Power
Fossil
Geothermal
Wind
Hydroelectric
•
Oil & Gas Production
Key Equipment Types
•
Heaters & Boilers
•
Pipelines
•
Process Piping
•
Reformers
•
Pressure Vessels
•
Storage Tanks
•
Turbines
•
Heat Exchangers

Technology-Enabled Inspection Services
Example – Inspection of non-piggable pipeline using Quest
Integrity’s proprietary InVista NDT inspection tools
High-Fidelity Ultrasonic ILI Survey
•Onsite technician certified NDT L II or greater
•Standard condition reports provided within 7 days,
customized final reports provided within 30 days
Fitness-for-Service Engineering Assessment
•Provides remaining strength and maximum
allowable operating pressure (MAOPr) for entire
length of pipe vs. limited locations only
•Follows API 579-1/ASME FFS-1 local thinning
assessment methodology (accepted Level 2
methodology in ASME B31G-2009)
LifeQuest™ Visualization and Analysis Software
•High resolution 2D and 3D views of wall-thickness
and inner profile for 100% of data
•Synchronized data display windows for rapid
examination of inspection results
•Client configurable feature table compatible with
GIS systems and exportable to Microsoft Excel ®
InVista™ Example

LifeQuest™ Heater

LifeQuest℠ Pipeline

LifeQuest™ Reformer

Automated Assessment/Software Tools
•
Tied to Quest Integrity’s proprietary inspection technology and specific critical assets
•
Imports data from the corresponding inspection tool, and then performs FFS and RLA
•
Used to visually inspect and present data and FFS results in a operator-intuitive format
•
Asset Class Õ
Inspection Technology Õ
Software Tool
Fired Heaters Õ
FTIS™
Õ
LifeQuest™ Heater
Pipelines Õ
InVista™
Õ
LifeQuest™ Pipeline
Steam Reformers Õ
LOTIS®
+ External Crawler with EC Õ
LifeQuest™ Reformer

Quest Integrity Group Business Mix
2010YTD Revenue by Office 2010YTD Revenue by Division
Inspection
56.4%
Engineering
Assessment
43.6%
USA
49.4%
New
Zealand
18.9%
Canada
17.6%
Europe
6.1%
Australia
6.0%
M. East 2.1%

Quest Integrity Group Profiles and Locations
• Engineering Assessment
Offices
–
Houston
–
Boulder
–
New Zealand
•
Inspection Services
Offices
– Seattle
– Houston
– Calgary
– The Netherlands
– Australia
– UAE
Key Locations
Backgrounds of Personnel
• Educational Backgrounds
–
13 PhDs
–
13  Other Advanced Engineering
Degrees
• Noteworthy Industry
Leadership
–
CTO is author of leading Fracture
Mechanics text book and one of
original architects of API 579 FFS
–
Active leadership and
participation in various industry
association committees
–
Only outside participant on two
major oil company mechanical
integrity committees

Summary Balance Sheets
(in millions) Quest Team May 31,
Team Pro-forma Pro-Forma 2010
Cash 17.1 $    1.2 $       18.3 $        12.6 $
Accounts Receivable 93.2 4.0 97.2 109.4
Other current assets 27.4 0.6 28.0 28.3
Tota current assets 137.7 5.8 143.5 150.3
Non-current assets 114.1 45.1 159.2 114.7
Total assets 251.8 $  50.9 $     302.7 $      265.0 $
Current debt 0.3 0.3 0.3
Other current liabilities 36.5 $    2.4 $       38.9 $        42.8 $
Long-Term Debt 38.3 42.6 80.9 47.8
Other 8.5 8.5 8.9
Stockholders' equity 168.2 5.9 174.1 165.2
Total liabilities and equity 251.8 $  50.9 $     302.7 $      265.0 $
Net debt 21.5 $    41.4 $     62.9 $        35.5 $
Net debt to TTM EBITDA (1) 0.4 1.2 0.8
(1) excludes non routine charges
Aug. 31, 2010 unaudited, proforma

FY 2011 Guidance
(in millions, except per share amounts)
FY2011
Guidance (1) FY2010 (2) $ %
Revenue $470-$500 454 $            $16-$46 4%-10%
Field operating income $55-$60 48 $              $7-$12 15%-25%
Corporate expenses ($20) (19) $             ($1)
EBIT $35-$40 29 $              $6-$11 20%-35%
Net income $20-$23 16 $              $4-$7 25%-40%
EPS $1.00-$1.15 0.80 $           $0.20-$0.35
(1) FY2011 Guidance unchanged for Quest acquisition.
(2) excludes impact of non-routine charges
Change